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                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use of our report dated May 11, 2000, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust REIT Portfolio Series 2000-1 (Registration Statement No. 333-92125), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.





Deloitte & Touche LLP
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Deloitte & Touche LLP
May 11, 2000
New York, New York